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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PROASSURANCE CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   6631                                  63-1261433
    (State or Other Jurisdiction of            (Primary Standard Industrial                    (IRS Employer
     Incorporation or Organization)            Classification Code Number)                  Identification No.)

                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                                 (205) 877-4400
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                A. DERRILL CROWE
                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                                 (205) 877-4400
              (Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:

                         JACK P. STEPHENSON, JR., ESQ.
                             BRUCE A. PARSONS, ESQ.
                               BURR & FORMAN LLP
                       420 NORTH 20TH STREET, SUITE 3100
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 458-5201

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITY TO THE
PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this form are being registered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection dividend or interest reinvestment plans, please check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED             PROPOSED
                                                                        MAXIMUM              MAXIMUM              AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE      OFFERING PRICE          AGGREGATE            REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED        PER SECURITY        OFFERING PRICE              FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, Preferred Stock and Debt
  Securities(1)                                   $250,000,000            (2)          $250,000,000(3)(4)         $31,675(5)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Such presently indeterminate number or principal amount of debt securities, shares of common stock or shares of preferred stock as may, from time to time, be issued at indeterminate prices, with an aggregate initial offering price not to exceed $250,000,000.
(2) Omitted pursuant to General Instruction II.D. of Form S-3.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(4) Exclusive of accrued interest, if any.
(5) Registrant has submitted payment of the filing fee in the amount of $20,099.48. Pursuant to Rule 457(p), the balance of the filing fee has been offset against the filing fee previously paid by the registrant in the amount of $11,575.52 (net after prior offsets under Rule 457(p)) with respect to unsold shares of common stock registered under the registrant's registration statement on Form S-4 (file no. 333-49378) as originally filed on November 6, 2000, as amended by Post-Effective Amendment No. 2, filed on January 23, 2002, to reflect the unsold shares.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

                    INFORMATION REQUIRED TO BE IN PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

              SUBJECT TO COMPLETION, DATED [          ][  ], 2004.
PROSPECTUS

                                  $250,000,000

                              (PROASSURANCE LOGO)

                            PROASSURANCE CORPORATION

                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES

                             ---------------------

    We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock or debt securities having a total initial offering price not exceeding $250,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

    We may not use this prospectus to sell securities unless accompanied by a prospectus supplement. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. We urge you to read carefully this prospectus and, if applicable, the accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

                             ---------------------

    Shares of our common stock are listed on the New York Stock Exchange under the symbol "PRA". The last reported sale price of our common stock on February 6, 2004, was $32.84 per share.

    Our principal executive offices are located at 100 Brookwood Plaza, Birmingham, Alabama 35209, and our telephone number is (205) 877-4400. Our website is http://www.proassurance.com. Information contained on our website does not constitute a part of this prospectus.

                             ---------------------

    INVESTING IN OUR SECURITIES INVOLVES RISK. SEE THE SECTION ENTITLED "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS" THAT APPEARS ON PAGE 2 OF THIS PROSPECTUS AND THE SECTION ENTITLED "RISK FACTORS" THAT APPEARS ON PAGE 5 OF THIS PROSPECTUS AND THAT MAY APPEAR IN THE PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS.

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     The date of this prospectus is [               ], 2004.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................     1
PROSPECTUS SUPPLEMENT.......................................     1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........     2
WHERE YOU CAN FIND MORE INFORMATION.........................     3
INFORMATION INCORPORATED BY REFERENCE.......................     4
RISK FACTORS................................................     5
PROASSURANCE CORPORATION....................................    11
USE OF PROCEEDS.............................................    12
RATIOS OF EARNINGS TO FIXED CHARGES AND SUPPLEMENTAL
  RATIOS....................................................    12
DESCRIPTION OF CAPITAL STOCK................................    13
DESCRIPTION OF DEBT SECURITIES..............................    15
PLAN OF DISTRIBUTION........................................    27
LEGAL MATTERS...............................................    29
EXPERTS.....................................................    29

                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration or continuous offering process. Under this shelf process, we may sell the common stock, preferred stock or debt securities described in this prospectus in one or more offerings up to a total amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under "Information Incorporated By Reference."

     This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find More Information."

     You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Commission and incorporated by reference, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

     This prospectus and any applicable prospectus supplement are based on information provided by us and by other sources that we believe are reliable. We cannot assure you that any information provided by other sources is accurate or complete. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of this offering and the security, including the merits and risks involved.

     We are not making any representation to any purchaser of the common stock, preferred stock or debt securities described herein regarding the legality of an investment in such securities by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the securities described herein.

     References in this prospectus to "ProAssurance," "we," "us" and "our" refer to ProAssurance Corporation, an insurance holding company incorporated in Delaware, and its subsidiaries, unless the context otherwise requires.

                             PROSPECTUS SUPPLEMENT

     This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the Securities and Exchange Commission website or at the Securities and Exchange Commission office mentioned under the heading "Where You Can Find More Information."

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Statements made in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein concerning our future results and performance and other matters not directly related to historical information are "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended, but are not the exclusive means, to identify these forward-looking statements. These forward-looking statements include among other things statements concerning: liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, compliance with our credit agreement, payment of dividends, and other matters.

     These forward-looking statements are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from historical or expected results described in the forward-looking statements. These risks and uncertainties include, but are not limited to those listed in this prospectus and any prospectus supplement delivered with this prospectus under the heading "Risk Factors." Due to such risks and uncertainties, you are urged not to place undue reliance on forward-looking statements.

     Risks that could adversely affect our operations or cause actual results to differ materially from anticipated results include, but are not limited to, the following:

     - underwriting losses on the risks we insure are higher or lower than expected;

     - unexpected changes in loss trends and reserving assumptions which might require the reevaluation of the liability for loss and loss adjustment expenses, thus resulting in an increase or decrease in the liability and a corresponding adjustment to earnings;

     - our ability to retain current business, acquire new business, expand product lines and a variety of other factors affecting daily operations such as, but not limited to, economic, legal, competitive and market conditions which may be beyond our control and are thus difficult or impossible to predict;

     - changes in the interest rate environment and/or the securities markets that adversely impact the fair value of our investments or our income;

     - inability on our part to achieve continued growth through expansion into other states or through acquisitions or business combinations;

     - general economic conditions that are worse than anticipated;

     - inability on our part to obtain regulatory approval of, or to implement, premium rate increases;

     - the effects of weather-related events;

     - the consequences of a terrorism-related event, which our policies generally do not exclude and for which we do not buy reinsurance;

     - changes in the legal system, including retroactively applied decisions that affect the frequency and severity of claims;

     - a verdict against one of our insureds that is in excess of policy limits could expose us to bad faith litigation by the insured;

     - significantly increased competition among insurance providers and related pricing weaknesses in some markets;

     - the loss of an agent or agents who produce a significant portion of our business;

     - changes in the availability, cost, quality or collectibility of reinsurance;

     - changes to our ratings by rating agencies;

     - regulatory and legislative actions or decisions that adversely affect us; and

     - our ability to utilize loss carryforwards and other deferred tax assets.

     All forward-looking statements included in this document are based upon information available to us on the date hereof, and we undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under "Risk Factors" in this prospectus and in any prospectus supplement delivered in connection with this prospectus.

     We caution you that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

     For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act.

     You should carefully read this prospectus, any prospectus supplement delivered in connection with this prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, under which we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room of the SEC, at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. In addition, copies of these reports and other information may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that site is www.sec.gov. We also maintain copies of our recent SEC reports and other current information regarding ProAssurance at our website at www.proassurance.com.

     You can also inspect reports, proxy statements and other information about ProAssurance at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

     This prospectus is part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act of 1933. As permitted by the Commission, this prospectus does not contain all the information in the registration statement filed with the Commission. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

                     INFORMATION INCORPORATED BY REFERENCE

     We are "incorporating by reference" into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, in any prospectus supplement or superseded by information in subsequent reports filed with the SEC. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

PROASSURANCE SEC FILINGS (FILE NO. 001-16533)                    PERIOD
---------------------------------------------                    ------
Annual Report on Form 10-K.................     Year Ended December 31, 2002
2003 Quarterly Reports on Form 10-Q........     Quarterly Periods Ended March 31, 2003,
                                                June 30, 2003, and September 30, 2003

     All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus to the end of the offering (other than current reports furnished to the SEC) under this prospectus shall also be deemed to be incorporated herein by reference and will automatically update information included in or previously incorporated by reference in this prospectus.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

     Frank B. O'Neil
     Senior Vice President of Corporate Communications and Investor Relations ProAssurance Corporation
     100 Brookwood Place
     Birmingham, Alabama 35209
     Tel: (205) 877-4400

     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in that filing.

     Information contained on our website at www.proassurance.com is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

                                  RISK FACTORS

     You should carefully consider the risks described below as well as the other information contained in this prospectus and any applicable prospectus supplement, before investing in our securities. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially adversely affected. In that case, the value of our securities could decline substantially.

  OUR RESULTS MAY BE AFFECTED IF ACTUAL INSURED LOSSES DIFFER FROM OUR LOSS RESERVES.

     Significant periods of time often elapse between the occurrence of an insured loss, the reporting of the loss to us and our payment of that loss. To recognize liabilities for unpaid losses, we establish reserves as balance sheet liabilities representing estimates of amounts needed to pay reported and unreported losses and the related loss adjustment expense. The process of estimating loss reserves is a difficult and complex exercise involving many variables and subjective judgments. As part of the reserving process, we review historical data and consider the impact of various factors such as:

     - trends in claim frequency and severity;

     - changes in operations;

     - emerging economic and social trends;

     - inflation; and

     - changes in the regulatory and litigation environments.

     This process assumes that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate, but not necessarily accurate, basis for predicting future events. There is no precise method for evaluating the impact of any specific factor on the adequacy of reserves, and actual results are likely to differ from original estimates.

     The loss reserves of our insurance subsidiaries also may be affected by court decisions that expand liability on our policies after they have been issued and priced. In addition, a significant jury award, or series of awards, against one or more of our insureds could require us to pay large sums of money in excess of our reserved amounts. Our policy to aggressively litigate claims against our insureds may increase the risk that we may be required to make such payments.

     To the extent loss reserves prove to be inadequate in the future, we would need to increase our loss reserves and incur a charge to earnings in the period the reserves are increased, which could have a material adverse impact on our financial condition and results of operation.

  IF WE ARE UNABLE TO MAINTAIN A FAVORABLE FINANCIAL STRENGTH RATING, IT MAY BE MORE DIFFICULT FOR US TO WRITE NEW BUSINESS OR RENEW OUR EXISTING BUSINESS.

     Third party rating agencies assess and rate the claims-paying ability of insurers based upon criteria established by the agencies. Periodically the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The financial strength ratings assigned by rating agencies to insurance companies represent independent opinions of financial strength and ability to meet policyholder obligations and are not directed toward the protection of investors. Ratings by rating agencies are not ratings of securities or recommendations to buy, hold or sell any security and are not applicable to the securities being offered by this prospectus.

     Financial strength ratings are used by agents and customers as an important means of assessing the financial strength and quality of insurers. If we are unable to raise additional capital at a pace which corresponds to the growth of our business, or if our financial position deteriorates, we may not maintain our current financial strength ratings from the rating agencies. A downgrade or withdrawal of any such rating could severely limit or prevent us from writing desirable business.

  WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.

     The property and casualty insurance business is highly competitive. We compete with large national property and casualty insurance companies as well as specialty insurers and self-insurance entities whose activities are limited to regional and local markets. Our competitors include companies with substantially greater financial resources than we have as well as companies that may have lower return on equity objectives than we have, particularly competitors that are mutual and not owned by stockholders.

     Competition in the property and casualty insurance business is based on many factors, including premiums charged and other terms and conditions of coverage, services provided, financial ratings assigned by independent rating agencies, claims services, reputation, perceived financial strength and the experience of the insurance company in the line of insurance to be written. Increased competition could cause us to charge lower premium rates, adversely affect our ability to attract and retain business and reduce the profits that would otherwise arise from operations.

  OUR REVENUES MAY FLUCTUATE WITH INSURANCE BUSINESS CYCLES.

     The underwriting capacity of the property and casualty insurance and reinsurance industry is determined principally by the industry's level of capitalization, historical underwriting results, returns on investment and premium rates. This is particularly true of medical professional liability insurance, which accounts for a significant portion of our insurance premium revenue.

     Historically, the financial performance of the property and casualty insurance industry has tended to fluctuate in cyclical patterns commonly called the insurance cycle. The insurance cycle is characterized by periods of greater competition in pricing and underwriting terms and conditions (a soft insurance market) followed by periods of capital shortage and lesser competition (a hard insurance market). In a soft insurance market, competitive conditions could result in lower or stagnant premium rates and less restrictive underwriting terms and conditions. This could have an adverse effect on our profitability. Conversely, hard market conditions may result in higher premiums as well as more restrictive underwriting terms and conditions. This could have a positive effect on our profitability.

     For example, the medical professional liability insurance industry faced a soft insurance market for most of the late 1990's. Premium increases were minimal at best and many companies tried to maintain market share through premium discounts and less restrictive underwriting. In late 1999, loss costs began to rise beyond normal inflationary levels as the severity and frequency of claims increased. This led to operating losses and then to higher premiums as the medical professional liability market hardened.

     We, attempt to dampen the insurance cycle by focusing on selective underwriting and ensuring that we charge adequate, appropriate premiums for the risks we underwrite. But, because we cannot predict whether, when or how market conditions will change, or how our competitors will behave as the market softens, we cannot predict the manner in which, or the extent to which any such changes may adversely affect our results and operations.

  OUR REVENUES MAY FLUCTUATE WITH INTEREST RATES AND INVESTMENT RESULTS.

     We generally rely on the positive performance of our investment portfolio to offset insurance losses and to contribute to our profitability. As our investment portfolio is primarily comprised of interest-earning assets, prevailing economic conditions, particularly changes in market interest rates, may significantly affect our operating results. Changes in interest rates also can affect the value of our interest-earning assets, which are principally comprised of fixed and adjustable-rate investment securities. Generally, the value of fixed-rate investment securities fluctuate inversely with changes in interest rates.

     Our investment portfolio is subject to prepayment risk primarily due to our investments in mortgage-backed and other asset-backed securities. An investment has prepayment risk when there is a risk that the timing of cash flows that result from the repayment of principal might occur earlier than anticipated because of declining interest rates or later than anticipated because of rising interest rates. We are subject to reinvestment risk to the extent that we are not able to reinvest prepayments at rates comparable to the rates on the maturing investments.

     In addition to interest rate and prepayment risks, our investments in interest-earning securities are also subject to fluctuations in value resulting from changes in the financial strength of the issuer of such securities, including the possibility that such issuers may also default on their obligations to pay the interest or principal on the securities. A portion of our investments may also be invested in equity securities, the value of which fluctuates depending on company specific and general market conditions. The broad investment environment in the U.S. has negatively affected the value of certain of these securities and may continue to do so in the future. If the value of our equity investments falls, the value of our investment portfolio will be reduced as a result. Any decline in value of our investment portfolio may also reduce our net income to the extent that we determine that the decline in market value is other than a temporary decline in value.

  CHANGES IN HEALTHCARE COULD HAVE A MATERIAL IMPACT ON OUR OPERATIONS.

     We derive substantially all of our medical professional liability insurance premiums from physicians and other individual healthcare providers, physician groups and smaller healthcare facilities. Significant attention has recently been focused on reforming the healthcare industry at both the federal and state levels. A broad range of healthcare reform measures have been suggested, and public discussion of such measures will likely continue in the future. Proposals have included, among others, spending limits, price controls, limiting increases in insurance premiums, limiting the liability of doctors and hospitals for tort claims, imposing liability on institutions rather than physicians and restructuring the healthcare insurance system. We cannot predict which, if any, reform proposals will be adopted, when they may be adopted or what impact they may have on us. The adoption of certain of these proposals could materially adversely affect our financial condition or results of operations.

     In addition to regulatory and legislative efforts, there have been significant market driven changes in the healthcare environment. In recent years, a number of factors related to the emergence of managed care have negatively impacted or threatened to impact the medical practice and economic independence of medical professionals. Medical professionals have found it more difficult to conduct a traditional fee-for-service practice and many have been driven to join or contractually affiliate with provider-supported organizations. Such change and consolidation may result in the elimination of, or a significant decrease in, the role of the physician in the medical malpractice insurance purchasing decision. It could also result in greater emphasis on the role of professional managers, who may seek to purchase insurance on a price competitive basis, and who may favor insurance companies that are larger and more highly rated than we are. In addition, such changes and consolidations could reduce the amount of our medical professional liability premiums since group purchasers are more likely than individual purchasers to retain a portion of their risk through the use of deductibles, self-insured retentions, captive insurance entities or other self-insurance mechanisms.

     The movement from traditional fee-for-service practice to the managed care environment may also result in an increase in the liability profile of our insureds. The majority of our insured physicians practice in primary care specialties such as internal medicine, family practice, general practice and pediatrics. Although managed care plans are decreasing the emphasis they place on reducing costs by asking primary care physicians to restrain the use of specialty care, our primary care insureds may still find themselves in the role of "gate keeper." This gate-keeping function could result in an increase in the claims frequency and severity we experience as an insurance carrier.

  WE ARE A HOLDING COMPANY AND ARE DEPENDENT ON DIVIDENDS AND OTHER PAYMENTS FROM OUR OPERATING SUBSIDIARIES, WHICH ARE SUBJECT TO DIVIDEND RESTRICTIONS.

     We are a holding company whose principal source of funds is cash dividends and other permitted payments from our operating subsidiaries, principally The Medical Assurance Company and ProNational Insurance Company. If our subsidiaries are unable to make payments to us, or are able to pay only limited amounts, we may be unable to pay dividends or make payments on our indebtedness, including our indebtedness under debt securities offered by this prospectus. The payment of dividends by these operating subsidiaries is subject to restrictions set forth in the insurance laws and regulations of Alabama and Michigan, their respective states of domicile.

 REGULATORY CHANGES COULD HAVE A MATERIAL IMPACT ON OUR OPERATIONS.

     Our insurance businesses are subject to extensive regulation by state insurance authorities in each state in which we operate. Regulation is intended for the benefit of policyholders rather than stockholders. In addition to the amount of dividends and other payments that can be made by our insurance subsidiaries, these regulatory authorities have broad administrative and supervisory power relating to:

     - rates charged to insurance customers;

     - licensing requirements;

     - trade practices;

     - capital and surplus requirements; and

     - investment practices.

     These regulations may impede or impose burdensome conditions on rate increases or other actions that we may want to take to enhance our operating results, and could affect the ability of our subsidiaries to pay dividends. In addition, we may incur significant costs in the course of complying with regulatory requirements. Most states also regulate insurance holding companies like us in a variety of matters such as acquisitions, changes of control and the terms of affiliated transactions. Future legislative or regulatory changes may adversely affect our business operations.

 THE UNPREDICTABILITY OF COURT DECISIONS COULD HAVE A MATERIAL IMPACT ON OUR OPERATIONS.

     The financial position of our insurance subsidiaries may also be affected by court decisions that expand insurance coverage beyond the intention of the insurer at the time it originally issued an insurance policy. In addition, a significant jury award, or series of awards, against one or more of our insureds could require us to pay large sums of money in excess of our reserve amount.

 THE POSSIBLE PASSAGE OF TORT REFORM, AND THE SUBSEQUENT REVIEW OF SUCH LAWS BY THE COURTS COULD HAVE A MATERIAL IMPACT ON OUR OPERATIONS.

     Tort reforms generally restrict the ability of a plaintiff to sue for damages by, among other limitations, eliminating certain claims that may be heard in a court, limiting the amount or types of damages, changing statutes of limitation or the period of time to make a claim, and limiting venue or court selection. A number of states in which we do business have enacted, or are considering, tort reform legislation. Federal tort reform legislation has also been proposed.

     While the effects of tort reform would appear to be beneficial to our business generally, there can be no assurance that such reforms will be effective or ultimately upheld by the courts in the various states. Further, if tort reforms are effective, the business of providing professional and other liability insurance may become more attractive, thereby causing an increase in competition for our business. In addition, there can be no assurance that the benefits of tort reform will not be accompanied by regulatory actions by state insurance authorities that may be detrimental to our business such as expanded coverage requirements and premium rate limitations and rollbacks.

 OUR GEOGRAPHIC CONCENTRATION TIES OUR PERFORMANCE TO THE ECONOMIC, REGULATORY AND DEMOGRAPHIC CONDITIONS OF THE MIDWESTERN AND SOUTHERN STATES.

     Our revenues and profitability are subject to prevailing economic, regulatory, demographic and other conditions in the states in which we write insurance. We currently write our professional liability insurance primarily in the midwestern and southern United States, and we write our personal lines insurance in Michigan. Because our business is concentrated in a limited number of markets, adverse developments that are limited to a geographic area in which we do business may have a disproportionately greater effect on us than they would have if we did business in markets outside that particular geographic area.

     Our personal lines of property and casualty insurance business provide coverage for personal auto, homeowners, boat and umbrella insurance for residents of Michigan. Property and casualty insurance companies frequently experience losses from both man-made and natural catastrophes. Catastrophes may have a material adverse effect on our operations. Catastrophes include windstorms, hurricanes, earthquakes, tornadoes, hail, severe winter weather, fires and may include terrorist and other unforeseen events. The extent of losses from catastrophes is a function of the total amount of losses incurred, the number of insureds affected, the frequency of the events, the severity of the particular catastrophe and the amount of available reinsurance. Most catastrophes occur in small geographic areas. The concentration of our personal lines business in Michigan leaves us vulnerable to catastrophes and severe weather specific to that state.

 OUR BUSINESS COULD BE ADVERSELY AFFECTED BY THE LOSS OF INDEPENDENT AGENTS.

     We depend in part on the services of independent agents and brokers in the marketing of our insurance products. We face competition from other insurance companies for the services and allegiance of independent agents and brokers. These agents and brokers may choose to direct business to competing insurance companies or may direct less desirable risks to us.

 IF MARKET CONDITIONS CAUSE REINSURANCE TO BE MORE COSTLY OR UNAVAILABLE, WE MAY BE REQUIRED TO BEAR INCREASED RISKS OR REDUCE THE LEVEL OF OUR UNDERWRITING COMMITMENTS.

     As part of our overall risk and capacity management strategy, we purchase reinsurance for significant amounts of risk underwritten by our insurance company subsidiaries. Market conditions beyond our control determine the availability and cost of the reinsurance we purchase, which may affect the level of our business and profitability. We may be unable to maintain our current reinsurance coverage or to obtain other reinsurance coverage in adequate amounts and at favorable rates. If we are unable to renew our expiring coverage or to obtain new reinsurance coverage, either our net exposure to risk would increase or, if we are unwilling to bear an increase in net risk exposures, we would have to reduce the amount of risk we underwrite.

 WE CANNOT GUARANTEE THAT OUR REINSURERS WILL PAY IN A TIMELY FASHION, IF AT ALL, AND, AS A RESULT, WE COULD EXPERIENCE LOSSES.

     We transfer some of the risk we have assumed to reinsurance companies in exchange for part of the premium we receive in connection with the risk. We base our reinsurance buying decisions on an evaluation of the financial strength and stability of prospective reinsurers at the time of purchase. However, the financial strength of our reinsurers, and their corresponding ability to pay us, may change in the future due to forces or events beyond our control. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred, it does not relieve us of our liability to our policyholders. If our reinsurers fail to pay us, or fail to pay us on a timely basis, our financial results would be adversely affected. Should any reinsurer be unable to meet its obligations to us, the adjustments to the amounts recoverable would be reflected in the results of current operations.

 THE GUARANTY FUND ASSESSMENTS THAT WE ARE REQUIRED TO PAY TO STATE GUARANTEE ASSOCIATIONS MAY INCREASE AND OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD SUFFER AS A RESULT.

     Each state in which we operate has separate insurance guaranty fund laws requiring property and casualty insurance companies doing business within their respective jurisdictions to be members of their guaranty associations. These associations are organized to pay covered claims (as defined and limited by the various guaranty association statutes) under insurance policies issued by now insolvent insurance companies. Most guaranty association laws enable the associations to make assessments against member insurers to obtain funds to pay covered claims after a member insurer becomes insolvent. These associations levy assessments (up to prescribed limits) on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the covered lines of business in that state. Maximum assessments permitted by law in any one year generally vary between 1% and 2% of annual premiums written by a member in that state. Some states permit member insurers to recover assessments paid through surcharges on policyholders or through full or partial premium tax offsets, while other states permit recovery of assessments through the rate filing process. Our policy is to accrue the insurance insolvencies when notified of assessments. We are not able to reasonably predict insolvencies nor estimate an insolvent insurer's liabilities.

 OUR BUSINESS COULD BE ADVERSELY AFFECTED BY THE LOSS OF ONE OR MORE KEY EMPLOYEES.

     We are heavily dependent upon our senior management and the loss of services of our senior executives could adversely affect our business. Our success has been, and will continue to be, dependent on our ability to retain the services of our existing key employees and to attract and retain additional qualified personnel in the future. The loss of the services of any of our senior management or any other key employee, or the inability to identify, hire and retain other highly qualified personnel in the future, could adversely affect the quality and profitability of our business operations.

 PROVISIONS IN OUR CHARTER DOCUMENTS, DELAWARE LAW AND STATE INSURANCE LAW MAY IMPEDE ATTEMPTS TO REPLACE OR REMOVE OUR MANAGEMENT OR IMPEDE A TAKEOVER, WHICH COULD ADVERSELY AFFECT THE VALUE OF OUR COMMON STOCK.

     The voting structure of our common stock and other provisions of the certificate of incorporation are intended to encourage a person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with a transaction. However, certain of these provisions may discourage our future acquisition, including an acquisition in which stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

     Our certificate of incorporation and by-laws and Delaware law contain provisions that may have the effect of inhibiting a non-negotiated merger or other business combination. Additionally, the board of directors may issue preferred stock, which could be used as an anti-takeover device, without a further vote of our stockholders. Because the rights and preferences of any series of preferred stock may be set by our board of directors in its sole discretion, the rights and preferences of any such preferred stock may be superior to those of our common stock and thus may adversely affect the rights of the holders of our common stock.

     In addition, state insurance laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received approval from the insurance regulator. An acquisition of control of our insurance operating subsidiaries generally would be presumed if any person or entity acquires 10% (5% in Alabama) or more of our outstanding common stock, unless the applicable insurance regulator determines otherwise. These provisions apply even if the offer may be considered beneficial by some of our stockholders. If a change in management or a change of control is delayed or prevented, the market price of our common stock could decline.

 IF WE ARE UNABLE TO ACCESS DOCUMENTS STORED ON OUR COMPUTER SYSTEMS, OUR ABILITY TO PROCESS NEW POLICIES, REVISE EXISTING POLICIES AND HANDLE REPORTED CLAIMS COULD BE IMPEDED.

     We use computer-based retention methods to store certain of our information and documentation relating to coverage, policyholder information and the processing of claims. Our computer systems enable us to update and review this information efficiently in order to maintain our records and respond to the needs of our agents and policyholders. Our computer systems are located in our offices in Okemos and Auburn Hills, Michigan and Birmingham, Alabama and can be accessed from certain remote sites via telephone or internet connections. Our ability to access information stored on our computer systems could be negatively affected by numerous factors, including disruptions in electric power, telephone service or the computer systems in each of our main offices. Less than full and immediate access to this information could prevent us from issuing new policies and maintaining an up to date record of existing policies, in addition to hindering our ability to respond to claims. This could damage our reputation for efficiency and could cause us to lose the business of present and future customers.

                            PROASSURANCE CORPORATION

     We are a holding company for specialty property and casualty insurance companies focused on the professional liability and the personal automobile insurance markets. We have a regional orientation, applying a focused underwriting strategy to local markets where we have built a strong reputation among our customers and producers. We were the fourth largest writer of medical professional liability insurance in the United States based on direct premiums written in 2002. We were formed to effect the consolidation of Medical Assurance, Inc. and Professionals Group, Inc. in June 2001, but our predecessor company, Medical Assurance, has been in operation since 1977.

     We conduct our business through two operating segments, each of which maintains a strong position in its local markets:

     - Our professional liability segment, which represents our commercial lines business, primarily focuses on providing medical professional liability insurance. We provide protection against claims arising out of the death, injury or disablement of a person resulting from the negligence or other misconduct of medical and other healthcare professionals.

     - Our personal lines segment primarily offers personal automobile, and to a lesser extent, homeowners, boat and umbrella insurance to teachers, administrators, college professors and other members of the educational community and their families in Michigan.

     By concentrating on specialty markets where customers have specialized needs, we seek to provide value added solutions through our underwriting expertise and our emphasis on strong customer service. Our regional presence allows us to maintain active relationships with our customers and be more responsive to their needs. We seek to maintain a strong financial position to protect our customers. We believe these factors have allowed us to establish a leading position in our markets, enabling us to compete on a basis other than just price.

     Professional liability insurance is generally referred to as a "long tail" line of business. This means there is typically a long period of time between collecting the premium for insuring a risk and the ultimate payment of losses, typically exceeding five years. This allows us to invest the premiums we collect until we pay losses which results in a higher level of invested assets and investment income as compared to other lines of property and casualty business. This is in contrast to personal lines insurance, which is generally referred to as "short tail," due to shorter time periods between insuring the risk and the ultimate payment of claims. As a result, there is less time to invest premiums collected.

     Professional Liability. Our customers include physicians, hospitals, dentists and other healthcare providers. We distinguish ourselves through individual risk selection by applying a rigorous and analytical underwriting process. We focus on physicians who are sole practitioners or who practice in small groups, who we believe exhibit greater customer loyalty and provide us a better opportunity to achieve an underwriting profit. On a limited basis, we provide coverage for hospitals, primarily in Alabama and Indiana where we have a strong understanding of the liability and operating environment. While we are licensed in 45 states, we currently write insurance in states that are located primarily in the southeast and midwest.

     We conduct our professional liability business through our insurance subsidiaries, The Medical Assurance Company, ProNational Insurance Company, Medical Assurance of West Virginia, and Red Mountain Casualty Insurance Company. We operate through our home office and 12 regional offices, allowing us to better control our underwriting and claims process, respond to local market conditions and more effectively serve our customers and producers. In Alabama, we rely solely on direct marketing, and in Florida and Missouri direct marketing accounts for a majority of our business. We use independent agents to market our professional liability insurance products in other states. We believe our size, financial strength and flexibility of distribution differentiates us from our competitors.

     Personal Lines. We conduct our personal lines business through our insurance subsidiary, MEEMIC Insurance Company. We believe our focus on the educational community provides better than average risk-selection, which contributes to our historically profitable underwriting results. We distribute our products directly to insureds through a network of captive agents who are primarily current and former teachers, administrators and other educational employees.

     ProAssurance Corporation was formed as a holding company for Medical Assurance, Inc., in connection with its acquisition of Professionals Group, Inc. in June 2001. Medical Assurance was founded by physicians as a mutual company in Alabama in 1977 and demutualized into a public company in 1991. From its initial public offering in September 1991 through June 27, 2001, Medical Assurance produced a compounded annual return of 14.6% for its common stockholders. Professionals Group was founded as Physicians Insurance Company of Michigan in 1980 to assume the business of the Brown-McNeeley Fund, which was founded by the State of Michigan in 1975. From the first date of trading on NASDAQ in June 1993 through June 27, 2001, Professionals Group produced a compounded annual return of 15.1% for its common stockholders. MEEMIC's insurance subsidiary was founded as a mutual company by Michigan teachers in 1950. Professionals Group became affiliated with MEEMIC in 1997 and acquired majority ownership through transactions relating to MEEMIC's demutualization in July 1999.

     Our executive offices are located at 100 Brookwood Place, Birmingham, Alabama 35209, and our telephone number is (205) 877-4400.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include the contributions to the capital and surplus of our operating subsidiaries to support growth, repurchase of our outstanding debt securities or repayment of other indebtedness which we or our operating subsidiaries may incur. Pending use of the net proceeds, we intend to invest the net proceeds in interest bearing, investment-grade securities.

          RATIOS OF EARNINGS TO FIXED CHARGES AND SUPPLEMENTAL RATIOS

     Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                    NINE MONTHS
                                       ENDED
                                   SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                   -------------   --------------------------------------
                                       2003        2002   2001    2000     1999     1998
                                   -------------   ----   ----   ------   ------   ------
Earnings to fixed charges.......       10.78       4.17   4.04   100.94   191.19   279.57

     For purposes of determining this ratio, earnings represent pre-tax income
(loss), which consists of income (loss) before income taxes and minority interest, plus fixed charges. Fixed charges include interest expense and the interest portion of rent expense.

     We have used approximately $67.5 million, representing a portion of the proceeds we received from the sale of certain debentures which were issued in a private placement on July 7, 2003 and pursuant to the exercise of an overallotment option on July 16, 2003, to repay certain indebtedness. We have estimated the earnings to fixed charge ratio on a pro forma basis for the periods shown below, assuming that this refinancing took place on January 1, 2002 using the proceeds from the sale of the debentures and that the only effect of the refinancing was to increase interest expense.

                                                                    PRO FORMA RATIO
                                                              ----------------------------
                                                               NINE MONTHS        YEAR
                                                                  ENDED          ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
Earnings to fixed charges...................................      7.92            2.99

                          DESCRIPTION OF CAPITAL STOCK

     Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of September 30, 2003, there were issued and outstanding 28,968,522 shares of our common stock and no shares of our preferred stock.

     The following is a summary description of our capital stock.

COMMON STOCK

     Holders of record of common stock are entitled to one vote per share on all matters upon which stockholders have the right to vote. The rights attached to the shares of common stock do not provide for cumulative voting rights or preemptive rights. Therefore, holders of more than 50% of the shares of common stock are able to elect all our directors eligible for election each year. All issued and outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors out of funds legally available for that purpose. Upon dissolution, holders of our common stock are entitled to share pro rata in the assets of our company remaining after payment in full of all of our liabilities and obligations, including payment of the liquidation preference, if any, of any preferred stock then outstanding. There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED STOCK

     Our board may, from time to time, issue up to an aggregate 50,000,000 shares of preferred stock in one or more series without stockholder approval. The board of directors can fix the designation powers, rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions, including, but not limited to:

     - dividend rights and preferences over dividends on our common stock;

     - conversion rights or exchange rights, if any;

     - voting rights, if any (in addition to those provided by law);

     - redemption rights, if any, and any sinking fund provision made for that purpose; and

     - rights on liquidation, including preferences over the common stock.

     Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. No shares of preferred stock are currently outstanding. Other than shares of preferred stock which may be issued pursuant to this prospectus or a prospectus supplement, we have no present plans to issue any shares of preferred stock.

DELAWARE ANTI-TAKEOVER STATUTE AND CHARTER PROVISIONS

     Under Delaware law, we may not engage in a "business combination," which includes a merger or sale of more than 10% of our assets, with any "interested stockholder," namely, a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of any of these persons, for three years following the time that stockholder became an interested stockholder unless:

     - the transaction in which the stockholder became an interested stockholder is approved by our board of directors prior to the time the interested stockholder attained that status;

     - upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

     - at or after the time the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

     The authorization of undesignated preferred stock in our charter makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, the certificates of incorporation and bylaws of our companies provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

INSURANCE REGULATIONS CONCERNING CHANGE OF CONTROL

     State insurance laws intended primarily for the protection of policyholders contain certain requirements that must be met prior to any change of control of an insurance company or insurance holding company that is domiciled, or in some cases, having such substantial business that it is deemed commercially domiciled, in that state. These requirements may include the advance filing of specific information with the state insurance commission, a public hearing on the matter, and review and approval of the change of control by the state agencies. We have property and casualty insurance subsidiaries domiciled in Alabama, Michigan and West Virginia. In Michigan and West Virginia, "control" is presumed to exist through the ownership of 10% of more of the voting securities of an insurance company or any company that controls the insurance company, and in Alabama the percentage of ownership is 5% of the voting securities. Any purchase of our shares that would result in the purchaser owning more than the threshold percentage of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries. Such an acquisition requires prior regulatory approval unless the insurance commissioner in each state in which our insurance subsidiaries are domiciled, or deemed to be commercially domiciled, determines otherwise. In addition, many states require prenotification to the state regulatory agencies of a change of control of a nondomestic insurance company licensed in that state if specific market concentration thresholds would be triggered by the acquisition. While those prenotification statutes do not authorize the state agency to disapprove the change of control, they do authorize the agency to issue a cease and desist order with respect to the nondomestic insurance company if certain conditions, such as undue market concentration, exist. These insurance regulatory requirements may deter, delay or prevent transactions affecting control of ProAssurance or the ownership of our voting securities, including transactions that could be advantageous to our stockholders.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Mellon Investor Services LLC. Its address is 44 Wall Street, New York, NY 10005.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities from time to time in one or more series. This section summarizes the general terms and provisions of the debt securities that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

     The debt securities will constitute part of our senior debt and will rank equally with all our other unsecured and unsubordinated debt. The debt securities will not be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

     As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to one or more indentures, which we will enter into with a trustee. When we refer to the "applicable indenture" or "indenture" in this prospectus, we are referring to the indenture under which your debt securities are issued, as supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the applicable indenture. Second, the trustee performs certain administrative duties for us.

     Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in an indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The forms of indentures are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain a copy of the indentures.

     We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

GENERAL

     The debt securities offered hereby will be our senior unsecured obligations issued in one or more series and will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of ProAssurance. Unless otherwise provided in a prospectus supplement, the indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity.

     We are a holding company and will primarily depend on the receipt of dividends from our insurance company subsidiaries to meet our obligations under the debt securities and our other outstanding obligations. Because the creditors of our subsidiaries, including our insurance subsidiaries' policyholders, generally would have a right to receive payment which is superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the claims of the subsidiaries' creditors, including their policyholders, and may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

     You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture and may include the following, as applicable to the series of debt securities offered thereby:

     - the title of the debt securities;

     - the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

     - whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

     - the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

     - the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

     - the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

     - the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     - the date or dates from which any interest will accrue or how such date or dates will be determined;

     - the interest payment dates and the record dates for these interest payments;

     - whether the debt securities are redeemable at our option;

     - whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

     - the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

     - if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities or any securities of any other person, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option or at the option of any other person, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

     - whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur,

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

       any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

     - whether the debt securities are subject to repayment at your option, and if applicable, the conditions to your exercise of the right to repayment;

     - the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities, and whether we will have the option of issuing debt securities in "certificated" form;

     - whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

     - the place or places for payment, transfer, conversion and/or exchange of the debt securities;

     - the denominations in which the debt securities will be issued;

     - the applicability of the provisions of the applicable indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

     - material federal income tax considerations that are specific to the series of debt securities offered;

     - any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

     - whether the applicable indenture contains any changes or additions to the events of default or covenants described in this prospectus; and

     - any other terms specific to the series of debt securities offered.

     Unless we indicate differently in the applicable prospectus supplement, the indentures pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity.

REDEMPTION

     If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

     - the redemption prices (or method of calculating the same);

     - the redemption period (or method of determining the same);

     - whether such debt securities are redeemable in whole or in part at our option; and

     - any other provisions affecting the redemption of such debt securities.

CONVERSION AND EXCHANGE

     If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

     - the conversion price or exchange ratio (or the method of calculating the same);

     - the conversion or exchange period (or the method of determining the same);

     - whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

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

     - the events requiring an adjustment of the conversion price or the exchange ratio; and

     - any other provisions affecting conversion or exchange of such debt securities.

FORM AND DENOMINATION OF DEBT SECURITIES

     We will issue the debt securities in registered form, either in book-entry form only or in "certificated" form, and unless indicated differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

     A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. The applicable prospectus supplement may list situations for terminating a global security that would apply to the particular series of debt securities covered by such prospectus supplement. The depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.

  BOOK-ENTRY HOLDERS

     Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary's book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

     Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

     As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system, or that holds an interest through a participant in the depositary's book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

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

  STREET NAME HOLDERS

     In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in "street name." Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

     For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

  LEGAL HOLDERS

     Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

     For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

     Notwithstanding the above, when we refer to "you" or "your" in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of the debt securities offered. When we refer to "your debt securities" in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

  SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

     If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

     - if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

     - how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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

     - if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

  SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

     As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal holder of the debt securities represented by such global security.

     If debt securities are issued only in the form of a global security, an investor should be aware of the following:

     - An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, unless such rights are specifically provided for in the applicable prospectus supplement.

     - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

     - An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

     - An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

     - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary's actions or for the depositary's records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

     - DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds.

     - Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

     - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

FORM, EXCHANGE AND TRANSFER OF REGISTERED SECURITIES

     The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.

     If we cease to issue registered debt securities in global form, we will issue them:

     - only in fully registered certificated form; and

     - unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

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

     Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

     Holders may exchange or transfer their certificated securities at the trustee's office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

     Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

     If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

     If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

     If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

PAYMENT AND PAYING AGENTS

     On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee's records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee's records, is also known as the "record date." The record date will usually be about two weeks in advance of the interest due date.

     Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

  PAYMENTS ON GLOBAL SECURITIES

     We will make payments on a global security directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "-- Special Considerations for Global Securities" above.

  PAYMENTS ON CERTIFICATED SECURITIES

     We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee's

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

records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

  PAYMENT WHEN OFFICES ARE CLOSED

     If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

     BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

EVENTS OF DEFAULT

     You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

  WHAT IS AN EVENT OF DEFAULT?

     Unless otherwise specified in the applicable prospectus supplement, the term "Event of Default" with respect to the debt securities offered means any of the following:

     - We do not pay the principal of, or any premium on, the debt security on its due date.

     - We do not pay interest on the debt security within 30 days of its due date.

     - We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

     - We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

     - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

     - Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable indenture, occurs.

     An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.

  REMEDIES IF AN EVENT OF DEFAULT OCCURS

     If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series if all past due amounts are paid to the trustee and all other events of default are cured or waived.

     The trustee is required to provide the holders notice of an event of default within 90 days after its occurrence (60 days in the case of an event of bankruptcy). The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the

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withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

     Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

     - You must give your trustee written notice that an Event of Default has occurred and remains uncured.

     - The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

     - The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

     - The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

     Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

     Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

     - the payment of principal, or any premium or interest, on the affected series of debt securities; or

     - a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

     BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE, INCLUDING ANY REQUEST OF THE TRUSTEE TO TAKE ACTION IN CONNECTION WITH A DEFAULT WITH RESPECT TO THEIR DEBT SECURITIES.

     With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

MERGER OR CONSOLIDATION

     Unless otherwise specified in the applicable prospectus supplement, the terms of the indentures will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

     - in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

     - the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

     - we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

MODIFICATION OR WAIVER

     There are three types of changes we can make to any indenture and the debt securities issued thereunder.

  CHANGES REQUIRING YOUR APPROVAL

     First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the applicable indenture, without your specific approval, we may not:

     - change the stated maturity of the principal of, or interest on, your debt securities;

     - change any obligation to pay any additional amounts on your debt securities;

     - reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

     - reduce the amount of principal payable upon acceleration of maturity of your debt securities;

     - make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the applicable indenture;

     - change the place or currency of payment on your debt securities;

     - impair your right to sue for payment on your debt securities;

     - reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

     - reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

     - modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.

  CHANGES NOT REQUIRING YOUR APPROVAL

     There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

  CHANGES REQUIRING MAJORITY APPROVAL

     Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:

     - if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

     - if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

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

     - Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

     In each case, the required approval must be given in writing.

ACTS BY HOLDERS

     Debt securities will not be considered outstanding, and therefore the Holders of such debt securities will not be eligible to take action under the indenture, if we have deposited or set aside in trust money for their payment in full or their redemption. Holders of debt securities will also not be eligible to take action under the indenture if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under "-- Defeasance -- Full Defeasance."

     We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled take action under the indenture. If we set a record date for action to be taken by holders of one or more series of debt securities, such action may be taken only by persons shown on the trustee's records as holders of the debt securities of the relevant series on such record date.

     BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEIR APPROVAL OR WAIVER MAY BE GRANTED OR DENIED IF WE SEEK THEIR APPROVAL TO CHANGE OR WAIVE THE PROVISIONS OF AN APPLICABLE INDENTURE OR OF THEIR DEBT SECURITIES.

DEFEASANCE

     If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

     - to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as "covenant defeasance"); or

     - to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as "full defeasance").

  COVENANT DEFEASANCE

     In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

     Subject to the provisions of the applicable indenture, to accomplish covenant defeasance with respect to the debt securities offered:

     - We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

     - No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

     - We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

     - We must deliver to the trustee of such debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

     - We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the applicable indenture.

     - We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the applicable indenture, had been complied with.

     If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

  FULL DEFEASANCE

     If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

     Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:

     - We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

     - No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

     - We must deliver to the trustee of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

     - We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

     - We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the applicable indenture.

     - We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the applicable indenture, had been complied with.

INFORMATION CONCERNING THE TRUSTEE

     The trustee under the indenture will be named in a prospectus supplement for the debt securities offered. The named trustee will be eligible to serve as trustee of the indenture under the Trust Indenture Act of 1939, as amended, and the SEC rules and regulations under the act.

                              PLAN OF DISTRIBUTION

     We may sell common stock, preferred stock or debt securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected by a variety of methods, including the following:

     - in market transactions;

     - in privately negotiated transactions;

     - through the writing of options;

     - in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

     - through broker-dealers, which may act as agents or principals;

     - directly to one or more purchasers;

     - through agents; or

     - in any combination of the above or by any other legally available means.

     The applicable prospectus supplement will describe the specific terms of the offering of the securities, including:

     - the name or names of any underwriters and managing underwriters, and, if required, any dealers or agents;

     - the purchase price of the securities and the proceeds we will receive from the sale;

     - any underwriting discounts and commissions and other items constituting underwriters' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers;

     - any commission paid to agents; and

     - any securities exchange or market on which the securities may be listed.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in a sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

     If a dealer is used in the sale of any of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of any such transactions.

     Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth the terms of any such transactions. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process used.

     In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     We may provide indemnification to underwriters, dealers, agents and others who participate in the distribution of the securities with respect to some liabilities, including liabilities arising under the Securities Act of 1933, and provide contribution with respect to payments that they may be required to make in connection with such liabilities.

     If indicated in the applicable prospectus supplement, we may authorize underwriters or agents to solicit offers by specific institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

     - commercial and savings banks;

     - insurance companies;

     - pension funds;

     - investment companies; and

     - educational and charitable institutions.

     In all cases, we must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the securities is not, at the time of delivery, prohibited by applicable law.

     Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of debt securities or shares of our preferred stock on a national securities exchange. A liquid or active public trading market for such securities may never develop. If an active trading market for such securities does not develop, the market price and liquidity of such securities may be adversely affected. If any of the securities of any series are sold to or through underwriters, the underwriters may make a market in those securities, as permitted by applicable laws and regulations. No underwriter is obligated, however, to make a market in those securities, and any market-making that is done may be discontinued at any time at the sole discretion of the underwriters. No assurance can be given as to the liquidity of, or trading markets for, any of the securities.

     Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     Some of the underwriters, dealers or agents, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise stated in a prospectus supplement, certain legal matters regarding the common stock, preferred stock and debt securities will be passed upon for us by Burr & Forman LLP.

                                    EXPERTS

     The consolidated financial statements and schedules of ProAssurance Corporation appearing in ProAssurance Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $250,000,000

                              (PROASSURANCE LOGO)

                            PROASSURANCE CORPORATION

                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES

          ------------------------------------------------------------

                                   PROSPECTUS
          ------------------------------------------------------------

                            [               ], 2004

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All amounts shown are estimates except the Securities and Exchange Commission (the "SEC") registration fee.

SEC registration fee........................................   $ 31,675
Listing fees................................................          *
Blue sky fees and expenses..................................          *
Printing fees and expenses..................................          *
Legal fees and expenses.....................................          *
Accounting fees and expenses................................          *
Trustee's fees and expenses.................................          *
Rating agency fees..........................................          *
Transfer agent and registrar fees...........................          *
Miscellaneous...............................................          *
                                                               --------
Total.......................................................   $ 31,675
                                                               ========

---------------

* To be provided by amendment or as an exhibit to a filing with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Delaware law, the Registrant's certificate of incorporation provides that the directors of the Registrant will not be held personally liable for a breach of fiduciary duty as a director, except that a director may be liable for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts made in bad faith or which involve intentional misconduct or a knowing violation of the law, (3) illegal payment of dividends under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derives an improper personal benefit. The Registrant's certificate of incorporation further provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

     The by-laws of the Registrant provide that the Registrant will indemnify any person involved in litigation brought by a third party or by or in the right of the Registrant by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity. The Registrant will only indemnify such a person if that person acted in good faith and in a manner he or she reasonably believed to be lawful and in the best interests of the Registrant, except that the person will not be entitled to indemnification in an action in which he or she is found to be liable to the corporation unless the Delaware Court of Chancery deems indemnification under these circumstances proper.

     The Registrant maintains in effect directors' and officers' liability insurance which provides coverage against certain liabilities. The Registrant has entered into indemnification agreements with each of its directors and executive officers which requires the Registrant to use reasonable efforts to maintain such insurance during the term of the agreement so long as the Board of Directors in the exercise of its business judgment determines that the cost is not excessive and is reasonably related to the amount of coverage and that the coverage provides a reasonable benefit for such cost. The indemnity agreements have initial terms that commenced on December 1, 2002 and expired on November 30, 2003 and that will automatically renew for successive one year terms unless sooner terminated by Registrant on 60 days notice or upon the indemnitee's termination as an officer, director or employee of Registrant or its subsidiaries.

     The indemnity agreement requires the Registrant to indemnify the executive officers and directors to the fullest extent permitted under Delaware law to the extent not covered by liability insurance, including advances of expenses in the defense of claims against the executive officer or director while acting in such capacity. It is a condition to such indemnification that the indemnitee acted in good faith and in a manner that he or she believed to be in or not opposed to the interest of the Registrant or its stockholders, and with respect to a criminal action had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not available from the Registrant:

          (a) in respect to remuneration that is determined to be in violation of law;

          (b) on account of any liability arising from a suit for an accounting of profits for the purchase and sale of Registrant's common stock pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended;

          (c) on account of conduct that is determined to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

          (d) if indemnification is prohibited by the applicable laws of the State of Delaware;

          (e) if the indemnitee is found to be liable to the Registrant or its subsidiaries unless the Delaware Court of Chancery determines that the indemnitee is fairly and reasonably entitled to indemnification for expenses that the court deems proper; or

          (f) if a court should determine that such indemnification is not lawful.

     The indemnity agreement requires the indemnitee to reimburse the Registrant for all reasonable expenses incurred or advanced in defending any criminal or civil suit or proceedings against the indemnitee if the Registrant determines that indemnity is not available.

     The form of the indemnity agreement is included is an exhibit to this Registration Statement. This summary of the indemnity agreement is qualified in its entirety by reference to the terms and provisions of the form of the indemnity agreement included herein as an exhibit.

ITEM 16.  EXHIBITS

     The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with [or furnished to] the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Birmingham, State of Alabama, on the 6(th) day of February, 2004.

                                          PROASSURANCE CORPORATION

                                          By:     /s/ A. DERRILL CROWE
                                            ------------------------------------
                                                      A. Derrill Crowe
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Frank B. O'Neil, Howard H. Friedman and Victor T. Adamo, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----



            /s/ A. DERRILL CROWE                Chairman of the Board and Chief     February 6, 2004
---------------------------------------------    Executive Officer (Principal
              A. Derrill Crowe                  Executive Officer) and Director




           /s/ HOWARD H. FRIEDMAN                Senior Vice President, Chief       February 6, 2004
---------------------------------------------   Financial Officer and Secretary
             Howard H. Friedman




             /s/ VICTOR T. ADAMO                           Director                 February 6, 2004
---------------------------------------------
               Victor T. Adamo




          /s/ LUCIAN F. BLOODWORTH                         Director                 February 6, 2004
---------------------------------------------
            Lucian F. Bloodworth




             /s/ PAUL R. BUTRUS                            Director                 February 6, 2004
---------------------------------------------
               Paul R. Butrus




            /s/ ROBERT E. FLOWERS                          Director                 February 6, 2004
---------------------------------------------
              Robert E. Flowers

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----





          /s/ JOHN J. MCMAHON, JR.                         Director                 February 6, 2004
---------------------------------------------
            John J. McMahon, Jr.




           /s/ JOHN P. NORTH, JR.                          Director                 February 6, 2004
---------------------------------------------
             John P. North, Jr.




             /s/ ANN F. PUTALLAZ                           Director                 February 6, 2004
---------------------------------------------
               Ann F. Putallaz




           /s/ WILLIAM H. WOODHAMS                         Director                 February 6, 2004
---------------------------------------------
             William H. Woodhams




         /s/ WILFRED W. YEARGAN, JR.                       Director                 February 6, 2004
---------------------------------------------
           Wilfred W. Yeargan, Jr.

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 1.1*     Form of Underwriting Agreement for Common Stock and/or
          Preferred Stock of ProAssurance.
 1.2*     Form of Underwriting Agreement for Debt Securities of
          ProAssurance.
 4.1      Form of Debt Indenture of ProAssurance.
 5.1*     Opinion of Burr & Forman LLP.
10.1(a)   Amendment and Assumption Agreement by and between
          ProAssurance and Medical Assurance, Inc.(1)
10.1(b)   Medical Assurance, Inc. Incentive Compensation Stock Plan
          (formerly known as the Mutual Assurance, Inc. 1995 Stock
          Award Plan)(2)
10.1(c)   Amendment and Assumption Agreement by and between Mutual
          Assurance, Inc. and MAIC Holdings, Inc. dated April 8,
          1996(3)
10.2      Professionals Insurance Company Management Group 1996 Long
          Term Incentive Plan(4)
10.5(a)   Release and Severance Agreement between Victor T. Adamo and
          ProAssurance(5)
10.5(b)   Amendment to Release and Severance Compensation Agreement of
          Victor T. Adamo(6)
10.5(c)   Release and Severance Agreement between Lynn M. Kalinowski and ProAssurance(7)
10.5(d)   Release and Severance Agreement between Howard H. Friedman and ProAssurance(6)
10.5(e)   Release and Severance Agreement between James J. Morello and
          ProAssurance(6)
10.5(f)   Release and Severance Agreement between Frank B. O'Neil and
          ProAssurance(7)
10.6      Employment Agreement of A. Derrill Crowe, as amended(6)
10.7      Form of Indemnification Agreement between ProAssurance and each of the following named executive officers and directors of ProAssurance(8):
          Victor T. Adamo
          Lucian F. Bloodworth
          Paul R. Butrus
          A. Derrill Crowe
          Robert E. Flowers
          Howard H. Friedman
          Leon C. Hamrick
          Lynn M. Kalinowski
          John J. McMahon
          James J. Morello
          Drayton Nabers
          John P. North
          Frank B. O'Neil
          Ann F. Putallaz
          William P. Sabados
          William H. Woodhams
          Wilfred W. Yeargan
10.8      Description of Registrant's Executive Supplemental Life
          Insurance Plan(1)
12.1      Statement re: Ratios of Earnings to Fixed Charges.
23.1      Consent of Ernst & Young LLP -- Report on Consolidated
          Financial Statements of Registrant and Subsidiaries
23.2*     Consent of Burr & Forman LLP (included in Exhibit 5.1).
24.1      Powers of Attorney (included on signature page hereof).
25.1*     Form T-1 Statement of Eligibility of Trustee under Debt
          Indenture of ProAssurance.

---------------

 * To be filed by amendment or as an exhibit to a filing with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(1) Filed as an Exhibit to ProAssurance's Annual Report on Form 10-K for the year ended December 31, 2001 (Commission File No. 001-16533) and incorporated herein by reference.

(2) Filed as an Exhibit to MAIC Holding's Registration Statement on Form S-4 (Commission File No. 33-91508) and incorporated herein by reference.

(3) Filed as an Exhibit to MAIC Holding's Proxy Statement for the 1996 Annual Meeting (Commission File No. 0-19439) is incorporated herein by reference.

(4) Filed as an Exhibit to Professionals Group's Registration Statement on Form S-4 (Commission File No. 333-3138) and incorporated herein by reference.

(5) Filed as an Exhibit to ProAssurance's Form 10-Q (Commission File No. 001-16533) for the quarter ended June 30, 2001 and incorporated herein by reference.

(6) Filed as an Exhibit to ProAssurance's Registration Statement on Form S-3 (Commission File No. 333-100526), as amended, and incorporated herein by reference.

(7) Filed as an Exhibit to ProAssurance's Quarterly Report on Form 10-Q for the period ended September 30, 2001 (File No. 001-16533) and incorporated herein by reference.

(8) Filed as an Exhibit to ProAssurance's Form 10-K (Commission File No. 001-16533) for the year ended December 31, 2002 and incorporated herein by reference.

(9) Filed as an Exhibit to ProAssurance's Form 10-Q (Commission File No. 001-16533) for the quarter ended June 30, 2003 and incorporated herein by reference.